UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                AMENDMENT NO. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 1, 2002

                           Community Bankshares, Inc.
             (Exact name of registrant as specified in its charter)


        South Carolina                  000-22054             57-0966962
(State or other jurisdiction of        (Commission         (I.R.S. Employer
incorporation or organization)        File Number)       Identification No.)


             791 Broughton Street, Orangeburg, South Carolina 29116
              (Address of principal executive offices and zip code)

Registrant's telephone number, including area code (803) 535-1060

                                       N/A

         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.

(a) Effective July 1, 2002, Community Bankshares, Inc. ("CBI") acquired Ridgeway Bancshares, Inc. ("Ridgeway") pursuant to an Agreement and Plan of Merger, dated as of November 20, 2001. Ridgeway is a bank holding company organized under the laws of South Carolina with its principal executive office in Ridgeway, South Carolina. Ridgeway operates principally through Bank of Ridgeway, a South Carolina state chartered bank with three offices in Fairfield and Richland Counties.

     Pursuant to the merger, each outstanding share of Ridgeway common stock has been converted into the right to acquire 25 shares of CBI common stock plus $100.00 cash, subject to the right of Ridgeway shareholders to make an election to receive more or less stock or cash. The cash will be paid from CBI's available funds.

(b)  Not applicable.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

     The following financial statements of Ridgeway Bancshares, Inc., the acquired company, are included with this filing:

     Report of Independent Accountants
     Consolidated Balance Sheets as of December 31, 2001 and 2000 (audited) Consolidated Statements of Operations for the Years ended December 31,
        2001, 2000 and 1999 (audited)
     Consolidated   Statements   of   Changes   in   Shareholders'   Equity  and
        Comprehensive Income for the Years ended December 31, 2001, 2000 and 1999 (audited)
     Consolidated  Statements  of Cash Flows for the Years  ended  December  31,
        2001, 2000 and 1999 (audited)
     Notes to Consolidated Financial Statements

     Condensed Consolidated Balance Sheets as of June 30, 2002 and December 31,
        2001 (unaudited)
     Condensed Consolidated  Statements of Operations for the Six Months ended
        June 30, 2002 and 2001 (unaudited)
     Condensed Consolidated  Statements of Cash Flows for the Six Months ended
        June 30, 2002 and 2001 (unaudited)

                            RIDGEWAY BANCSHARES, INC.

                        Consolidated Financial Statements

                  Years Ended December 31, 2001, 2000, and 1999

                                       and

                        Report of Independent Accountants

                            RIDGEWAY BANCSHARES, INC.











                                Table of Contents

                                                                                                            Page No.
Independent Accountants' Report...................................................................................1
Consolidated Balance Sheets.......................................................................................2
Consolidated Statements of Operations.............................................................................3
Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income...............................4
Consolidated Statements of Cash Flows.............................................................................5
Notes to Consolidated Financial Statements.....................................................................6-20

                       TOURVILLE, SIMPSON & CASKEY, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1769
                         COLUMBIA, SOUTH CAROLINA 29202

                            TELEPHONE (803) 252-3000
                               FAX (803) 252-2226
WILLIAM E. TOURVILLE, CPA                                   MEMBER AICPA SEC AND
HARRIET S. SIMPSON, CPA, CISA, CDP                             PRIVATE COMPANIES
R. JASON CASKEY, CPA                                           PRACTICE SECTIONS

JOHN T. DRAWDY, JR., CPA
TIMOTHY R. ALFORD, CPA
W. CLAYTON HESLOP, CPA
TIMOTHY S. VOGEL, CPA



                        REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Ridgeway Bancshares, Inc.
Ridgeway, South Carolina


We have audited the accompanying consolidated balance sheets of Ridgeway Bancshares, Inc. and its subsidiary as of December 31, 2001 and 2000 and the related statements of operations, changes in shareholders' equity and comprehensive income, and cash flows for the years ended December 31, 2001, 2000, and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ridgeway Bancshares, Inc. and its subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years ended December 31, 2001, 2000, and 1999 in conformity with accounting principles generally accepted in the United States of America.




Tourville, Simpson & Caskey, L.L.P.
Columbia, South Carolina
January 10, 2002

                           RIDGEWAY BANCSHARES, INC.


                          Consolidated Balance Sheets
                           December 31, 2001 and 2000

                                                                                                     2001                    2000
                                                                                                     ----                    ----
Assets
 Cash and cash equivalents:
 Cash and due from banks ............................................................           $  3,480,366           $  2,938,982
 Federal funds sold and securities purchased
   under agreements to resell .......................................................              5,334,000              5,960,000
                                                                                                ------------           ------------
     Total cash and cash equivalents ................................................              8,814,366              8,898,982

 Time deposits with other banks .....................................................                148,000                137,000

 Investment securities:
  Securities available-for-sale .....................................................              8,708,680              7,559,684
  Securities held-to-maturity (market value of $19,726,656 in 2001
   and $16,220,805 in 2000) .........................................................             19,351,695             16,116,759
  Nonmarketable equity securities ...................................................                 63,648                 63,648
                                                                                                ------------           ------------
     Total investment securities ....................................................             28,124,023             23,740,091

Loans receivable: ...................................................................             40,818,194             39,804,725
 Less allowance for loan losses .....................................................                417,404                387,529
                                                                                                ------------           ------------
   Loans, net .......................................................................             40,400,790             39,417,196
Premises and equipment, net .........................................................                737,013                773,165
Accrued interest receivable .........................................................                600,410                601,553
Other assets ........................................................................                495,539                573,394
                                                                                                ------------           ------------

     Total assets ...................................................................           $ 79,320,141           $ 74,141,381
                                                                                                ============           ============

Liabilities
 Deposits:
  Non-interest bearing demand deposits ..............................................           $ 10,261,425           $  9,839,029
  Interest bearing demand deposits ..................................................              9,966,249              9,211,538
  Money market accounts .............................................................             10,024,776             10,161,177
  Savings ...........................................................................              7,499,607              7,621,758
  Certificates of deposit of $100,000 and over ......................................              7,475,636              6,864,350
  Certificates of deposit of under $100,000 .........................................             22,125,126             19,992,563
                                                                                                ------------           ------------
     Total deposits .................................................................             67,352,819             63,690,415
  Accrued interest payable ..........................................................                130,313                171,663
  Securities sold under agreements to repurchase ....................................              3,134,270              2,418,501
  Other liabilities .................................................................                  7,238                 20,320
                                                                                                ------------           ------------
     Total liabilities ..............................................................             70,624,640             66,300,899
                                                                                                ------------           ------------

Commitments and Contegencies (Notes 5 and 11)

Shareholders' Equity
 Common stock, no par value; 100,000 shares authorized; .............................              2,200,000              2,200,000
  40,000 shares issued and outstanding
 Accumulated other comprehensive income (loss) ......................................                 68,467                (18,413)
 Retained earnings ..................................................................              6,427,034              5,658,895
                                                                                                ------------           ------------
     Total shareholders' equity .....................................................              8,695,501              7,840,482
                                                                                                ------------           ------------

     Total liabilities and shareholders' equity .....................................           $ 79,320,141           $ 74,141,381
                                                                                                ============           ============

         The accompanying notes are an integral part of the consolidated financial statements.

                           RIDGEWAY BANCSHARES, INC.

                      Consolidated Statements of Operations
              For the Years Ended December 31, 2001, 2000, and 1999

                                                                                     2001               2000                1999
                                                                                     ----               ----                ----
Interest income:
 Loans, including fees .................................................          $3,660,489          $3,410,292          $2,941,423
 Investment securities:
  Taxable ..............................................................             891,397             912,003             919,085
  Tax-exempt ...........................................................             436,938             437,632             444,786
  Nonmarketable equity securities ......................................               2,144               3,609               4,631
 Federal funds sold and securities purchased
   under agreements to resell ..........................................             236,970             218,083             210,617
 Time deposits with other banks ........................................               8,281               8,241               6,713
                                                                                  ----------          ----------          ----------
     Total .............................................................           5,236,219           4,989,860           4,527,255
                                                                                  ----------          ----------          ----------

Interest expense:
 Deposits ..............................................................           2,021,820           1,882,089           1,658,883
 Federal funds purchased and securities sold
   under agreement to repurchase .......................................              91,473             161,356              85,262
                                                                                  ----------          ----------          ----------
     Total .............................................................           2,113,293           2,043,445           1,744,145
                                                                                  ----------          ----------          ----------

Net interest income ....................................................           3,122,926           2,946,415           2,783,110

Provision for loan losses ..............................................              80,000              75,000              60,000
                                                                                  ----------          ----------          ----------

Net interest income after provision for loan losses ....................           3,042,926           2,871,415           2,723,110
                                                                                  ----------          ----------          ----------

Other operating income
 Service charges on deposit accounts ...................................             564,019             480,961             406,495
 Other service charges and fees ........................................             148,255             161,589             125,461
 Other income ..........................................................              25,297              28,824              31,048
                                                                                  ----------          ----------          ----------
     Total .............................................................             737,571             671,374             563,004
                                                                                  ----------          ----------          ----------

Other operating expenses
 Salaries and benefits .................................................           1,196,653           1,172,132           1,082,389
 Net occupancy and equipment expense ...................................             213,826             220,604             196,691
 Other operating expense ...............................................             868,979             745,510             637,540
                                                                                  ----------          ----------          ----------
     Total .............................................................           2,279,458           2,138,246           1,916,620
                                                                                  ----------          ----------          ----------

Income before income taxes .............................................           1,501,039           1,404,543           1,369,494

Income tax expense .....................................................             412,900             375,825             359,800
                                                                                  ----------          ----------          ----------

Net income .............................................................          $1,088,139          $1,028,718          $1,009,694
                                                                                  ==========          ==========          ==========

Earnings per share
 Weighted average common shares outstanding ............................              40,000              40,000              40,000
 Net income ............................................................          $    27.20          $    25.72          $    25.24


         The accompanying notes are an integral part of the consolidated financial statements.

                           RIDGEWAY BANCSHARES, INC.

           Consolidated Statements of Changes in Shareholders' Equity
                  and Comprehensive Income For the Years Ended
                       December 31, 2001, 2000, and 1999

                                                         Common Stock               Accumulated
                                                         ------------                  Other
                                                                                  Comprehensive          Retained
                                                  Shares             Amount        Income (Loss)         Earnings            Total
                                                  ------             ------        -------------         --------            -----
Balance, December 31, 1998 ............            40,000        $ 2,200,000        $    56,874        $ 4,152,483      $ 6,409,357

Net income ............................                                                                  1,009,694        1,009,694

Other comprehensive income ............                                                (139,514)                           (139,514)
                                                                                                                        -----------
  Comprehensive income ................                                                                                     870,180
                                                                                                                        -----------

Cash dividends declared
  -$6.30 per share  ...................                                                                   (252,000)        (252,000)
                                              -----------        -----------        -----------        -----------      -----------


Balance, December 31, 1999 ............            40,000          2,200,000            (82,640)         4,910,177        7,027,537

Net income ............................                                                                  1,028,718        1,028,718

Other comprehensive income ............                                                  64,227                              64,227
                                                                                                                        -----------
  Comprehensive income ................                                                                                   1,092,945
                                                                                                                        -----------

Cash dividends declared
 -$7.00 per share .....................                                                                   (280,000)        (280,000)
                                              -----------        -----------        -----------        -----------      -----------

Balance, December 31, 2000 ............            40,000          2,200,000            (18,413)         5,658,895        7,840,482

Net income ............................                                                                  1,088,139        1,088,139

Other comprehensive income ............                                                  86,880                              86,880
                                                                                                                        -----------
  Comprehensive income ................                                                                                   1,175,019
                                                                                                                        -----------

Cash dividends declared
-$8.00 per share ......................                                                                   (320,000)        (320,000)
                                              -----------        -----------        -----------        -----------      -----------

Balance, December 31, 2001 ............            40,000        $ 2,200,000        $    68,467        $ 6,427,034      $ 8,695,501
                                              ===========        ===========        ===========        ===========      ===========


         The accompanying notes are an integral part of the consolidated financial statements.

                           RIDGEWAY BANCSHARES, INC.

                      Consolidated Statements of Cash Flows
              For the Years Ended December 31, 2001, 2000, and 1999

                                                                                     2001               2000                 1999
                                                                                     ----               ----                 ----
Cash flows from operating activities:
  Net income ...........................................................       $  1,088,139        $  1,028,718        $  1,009,694
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation .......................................................             89,185              87,785              73,366
    Provision for possible loan losses .................................             80,000              75,000              60,000
    Premium amortization less accretion ................................             (1,137)              1,135                (512)
    Deferred income tax provision (benefit) ............................            (15,345)            (25,969)            (36,680)
    Amortization of intangible assets ..................................             42,000              42,000              50,524
    (Increase) decrease in accrued interest receivable .................              1,143             (30,335)           (115,688)
    (Increase) decrease in other assets ................................                174              (6,079)             33,154
    Increase (decrease) in accrued interest payable ....................            (41,350)              8,295               1,800
    Increase (decrease) in other liabilities ...........................            (13,082)            (69,863)             46,695
                                                                               ------------        ------------        ------------
      Net cash provided by operating activities ........................          1,229,727           1,110,687           1,122,353
                                                                               ------------        ------------        ------------

Cash flows from investing activities:
  Proceeds from maturities of securities available-for-sale ............          8,500,000           2,700,000           3,100,000
  Purchases of securities available-for-sale ...........................         (9,500,000)           (490,313)         (2,999,817)
  Proceeds from maturities of securities held-to-maturity ..............          7,769,757           2,195,137           2,083,015
  Purchases of securities held-to-maturity .............................        (11,014,646)         (2,222,010)         (6,207,114)
  Net increase in loans to customers ...................................         (1,063,594)         (6,102,884)         (3,237,668)
  Purchase of premises and equipment ...................................            (53,033)            (26,526)           (229,777)
  Net increase in time deposits with other banks .......................            (11,000)             (7,000)                  -
                                                                               ------------        ------------        ------------
      Net cash used by investing activities ............................         (5,372,516)         (3,953,596)         (7,491,361)
                                                                               ------------        ------------        ------------

Cash flows from financing activities:
  Net increase in demand and savings deposits ..........................            918,555           4,922,242             711,851
  Net increase (decrease) in certificates of deposit ...................          2,743,849           3,796,527            (196,707)
  Net increase in securities sold under agreements
   to repurchase  ......................................................            715,769             216,231             837,669
  Cash dividends paid ..................................................           (320,000)           (280,000)           (252,000)
                                                                               ------------        ------------        ------------
      Net cash provided by financing activities ........................          4,058,173           8,655,000           1,100,813
                                                                               ------------        ------------        ------------

Net increase (decrease) in cash and cash equivalents ...................            (84,616)          5,812,091          (5,268,195)

Cash and cash equivalents, beginning of period .........................          8,898,982           3,086,891           8,355,086
                                                                               ------------        ------------        ------------

Cash and cash equivalents, end of period ...............................       $  8,814,366        $  8,898,982        $  3,086,891
                                                                               ============        ============        ============

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation - The accompanying consolidated financial statements include the accounts of Ridgeway Bancshares, Inc. (the Company), its wholly-owned subsidiary, Bank of Ridgeway (the Bank), and the Bank's wholly-owned subsidiary, Ridgeway Insurance Agency (the Agency). The Bank provides commercial banking services to domestic markets principally in northern Richland County and in Fairfield County, South Carolina. The Agency has been in a dormant status for the past several years. The consolidated financial statements include the accounts of the parent company and its wholly-owned subsidiary after elimination of all significant intercompany balances and transactions.

The accounting and reporting policies of the Company reflect industry practices and conform to generally accepted accounting principles in all material respects. All significant intercompany accounts and transactions have been eliminated.

Management's Estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans, including valuation allowances for impaired loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties. Management must also make estimates in determining the estimated useful lives and methods for depreciating premises and equipment.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and foreclosed real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is possible that the allowances for losses on loans and foreclosed real estate may change in the near term.

Significant Group Concentrations of Credit Risk - Most of the Company's activities are with customers located within Fairfield and Richland Counties in South Carolina. Note 4 discusses the types of securities that the Company invests in. Note 5 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Investment Securities Held to Maturity - Investment securities held to maturity are stated at cost, adjusted for amortization of premium and accretion of discount computed by the straight-line method. The Company has the ability and management has the intent to hold designated investment securities to maturity. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security.

Investment Securities Available-for-Sale - Investment securities available-for-sale are carried at amortized cost and adjusted to estimated market value by recognizing the aggregate unrealized gains or losses in a valuation account. Aggregate market valuation adjustments are recorded in shareholders' equity net of deferred income taxes. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security. The adjusted cost basis of securities available-for-sale is determined by specific identification and is used in computing the gain or loss upon sale.

Nonmarketable Equity Securities - Nonmarketable equity securities include the Company's investments in the stock of Community Financial Services. The stock is carried at cost because it has no quoted market value and no ready market exists. Dividends received from the investment is included as a separate component in interest income.

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Loans - Interest income on loans is computed based upon the unpaid principal balance. Interest income is recorded in the period earned.

The accrual of interest income is discontinued when a loan becomes 90 days past due as to principal or interest. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral exceeds the principal balance and accrued interest. Impaired loans are measured based on the present value of discounted expected cash flows. When it is determined that a loan is impaired, a direct charge to bad debt expense is made for the difference between the net present value of expected future cash flows based on the contractual rate and the Company's recorded investment in the related loan. The corresponding entry is to a related valuation account. Interest is discontinued on impaired loans when management determines that a borrower may be unable to meet payments as they become due.

The Company identifies impaired loans through its normal internal loan review process. Loans on the Company's problem loan watch list are considered potentially impaired loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected. Loans are not considered impaired if a minimal delay occurs and all amounts due including accrued interest at the contractual interest rate for the period of delay are expected to be collected. At December 31, 2001, management has determined that no impairment of loans existed that would have a material effect on the Company's financial statements.

Allowance for Loan Losses - An allowance for possible loan losses is maintained at a level deemed appropriate by management to provide adequately for known and inherent risks in the loan portfolio. The allowance is based upon a continuing review of past loan loss experience, current economic conditions which may affect the borrowers' ability to pay and the underlying collateral value of the loans. Loans, which are deemed to be uncollectible, are charged off and deducted from the allowance. The provision for possible loan losses and recoveries on loans previously charged off are added to the allowance.

Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed primarily by the declining-balance method. Rates of depreciation are generally based on the following estimated useful lives: buildings - 30 years; furniture and equipment - 5 to 15 years. The cost of assets sold or otherwise disposed of, and the related accumulated depreciation are eliminated from the accounts and the resulting gains or losses are reflected in the income statement. Maintenance and repairs are charged to current expense as incurred, and the costs of major renewals and improvements are capitalized.

Other Real Estate Owned - Other real estate owned includes real estate acquired through foreclosure and loans accounted for as in substance foreclosures. Collateral is considered foreclosed in substance when the borrower has little or no equity in the fair value of the collateral, proceeds for repayment of the debt can be expected to come only from the sale of the collateral and it is doubtful that the borrower can rebuild equity or otherwise repay the loan in the foreseeable future. Other real estate owned is initially recorded at the lower of cost (principal balance of the former loan plus costs of improvements) or estimated fair value.

Any write-downs at the dates of acquisition are charged to the allowance for possible loan losses. Expenses to maintain such assets, subsequent write-downs and gains and losses on disposal are included in other expenses.

Intangible Assets - Intangible assets consist of core deposit premiums resulting from the acquisition of the Blythewood branch. The core deposit premiums are being amortized over fifteen years using the straight-line method.

Income and Expense Recognition - The accrual method of accounting is used for all significant categories of income and expense. Immaterial amounts of insurance commissions and other miscellaneous fees are reported when received.

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Retirement Benefits - The Company sponsors a trusteed non-contributory defined benefit pension plan covering employees who have completed at least 1,000 hours of service within one year and have attained age twenty-one. The funding policy for this plan is to contribute annually an amount between the minimum funding amount required by ERISA and the maximum tax-deductible contribution. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. See Note 13.

A trusteed retirement savings plan is sponsored by the Company, which provides retirement benefits to substantially all officers and employees who meet certain age and service requirements. The plan includes a "salary reduction" feature pursuant to Section 401(k) of the Internal Revenue Code. Under the plan and present policies, participants are permitted to make contributions up to 15% of their annual compensation. At its discretion, the Company can make matching contributions up to 100% of the participants' contributions. Expenses charged to earnings for the retirement savings plan were approximately $18,193, $18,536, and $16,853 in 2001, 2000, and 1999, respectively.

Income taxes - Income taxes are the sum of amounts currently payable to taxing authorities and the net changes in income taxes payable or refundable in future years. Income taxes deferred to future years are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between the financial accounting and tax bases of certain assets and liabilities, principally the allowance for loan losses.

Earnings Per Share - Earnings per share is calculated by dividing earnings by the weighted average number of common shares outstanding during the year.

Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows:

                                                                                                  Year Ended December 31,
                                                                                                  -----------------------
                                                                                       2001               2000               1999
                                                                                       ----               ----               ----
Unrealized holding gains (losses) on available-for-sale  securities .......         $ 137,906          $ 101,948          $(221,451)

Reclassification adjustment for (gains) losses realized
 in net income  ...........................................................                 -                  -                  -
                                                                                    ---------          ---------          ---------

Net unrealized gains (losses) on securities ...............................           137,906            101,948           (221,451)

Tax effect ................................................................           (51,026)           (37,721)            81,937
                                                                                    ---------          ---------          ---------

Net-of-tax amount .........................................................         $  86,880          $  64,227          $(139,514)
                                                                                    =========          =========          =========

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Statement of Cash Flows - For purposes of reporting cash flows, the Company considers certain highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include amounts due from banks, federal funds sold, and securities purchased under agreements to resell.

During 2001,  2000,  and 1999,  the Company  paid  $2,154,643,  $2,035,150,  and
$1,742,345, respectively, for interest. Cash paid for income taxes was $445,990, $442,944, and $371,310 in 2001, 2000, and 1999, respectively.

Changes in the valuation account of securities available-for-sale, including the deferred tax effects, are considered non-cash transactions for purposes of the statement of cash flows and are presented in detail in the notes to the financial statements.

Off-Balance-Sheet Financial Instruments - In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit and letters of credit. These financial instruments are recorded in the financial statements when they become payable by the customer.

Recent Accounting Pronouncements - In July, 2001 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 141 eliminates the pooling of interests method of accounting for business combinations and requires the use of the purchase method. The Statement also requires that intangible assets be reported separately from goodwill. This Statement is effective for all transactions initiated after June 30, 2001. Under SFAS 142, goodwill is no longer subject to amortization; however, it should be evaluated for impairment on at least an annual basis and adjusted to its fair value. In addition, an acquired intangible should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of intent to do so. However, the FASB recommends that financial institutions continue to follow the basic guidelines of SFAS 72 in recording and amortizing goodwill and other unidentifiable intangible assets. The Company adopted SFAS 141 on July 1, 2001. SFAS 142 is effective for entities with fiscal years beginning after December 15, 2001. The Company plans to adopt SFAS 142 on January 1, 2002. The adoption of these Statements is not expected to have a material impact on the consolidated financial statements.

In June 1998, the FASB issued Statement (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, which as amended by SFAS No, 137 and SFAS 138 is effective for fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. The accounting for changes in the fair value of a derivative depends on how the derivative is used and how the derivative is designated. The Company adopted SFAS 133 on July 1, 2000. The adoption of SFAS No. 133 did not have any impact on the consolidated financial statements since the Company did not have any derivative instruments nor any derivative instruments embedded in other contracts in 2001 or 2000.

Reclassifications - Certain captions and amounts in the consolidated financial statements of 2000 and 1999 were reclassified to conform with the 2001 presentation.


NOTE 2 - MERGER WITH COMMUNITY BANKSHARES, INC.

On November 22, 2001, the Company announced that it had signed a letter of intent to merge with Community Bankshares, Inc., a bank holding company headquartered in Orangeburg, South Carolina. Under the agreement, the Company's shareholders will receive 25 shares of Community Bankshares, Inc.'s common stock for each share of the Company's common stock and $100 in cash. Following the merger, the Bank of Ridgeway will continue to operate as a wholly owned subsidiary of Community Bankshares, Inc. The merger is expected to be completed by April 1, 2002.

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 3 - CASH AND DUE FROM BANKS

The Company is required by regulation to maintain an average cash reserve balance based on a percentage of deposits. The average amount of the required cash reserve balances at December 31, 2001 and December 31, 2000 were approximately $522,000 and $546,000, respectively.


NOTE 4 - INVESTMENT SECURITIES

The amortized cost and estimated market values of securities available-for sale at December 31, 2001 and 2000 were:

                                                                                              Gross Unrealized            Estimated
                                                                      Amortized               ----------------             Market
                                                                         Cost             Gains             Losses          Value
                                                                         ----             -----             ------          -----
December 31, 2001:
 U.S. Government agencies and corporations .....................       $8,000,000       $  117,344       $   13,435       $8,103,909
 Obligations of state and political subdivisions ...............          600,000            4,771                -          604,771
                                                                       ----------       ----------       ----------       ----------

     Total securities ..........................................       $8,600,000       $  122,115       $   13,435       $8,708,680
                                                                       ==========       ==========       ==========       ==========

December 31, 2000:
 U.S. Treasuries ...............................................       $1,498,005       $    1,483       $    2,613       $1,496,875
 U.S. Government agencies and corporations .....................        5,990,905            5,256           36,048        5,960,113
 Obligations of state and political subdivisions ...............          100,000            2,696                -          102,696
                                                                       ----------       ----------       ----------       ----------

     Total securities ..........................................       $7,588,910       $    9,435       $   38,661       $7,559,684
                                                                       ==========       ==========       ==========       ==========


The amortized cost and estimated market value of securities held to maturity at December 31, 2001 and 2000 were:

                                                                                              Gross Unrealized            Estimated
                                                                      Amortized               ----------------             Market
                                                                         Cost             Gains             Losses          Value
                                                                         ----             -----             ------          -----
December 31, 2001
 U.S. Government agencies & corporations ......................       $10,084,061       $  176,802       $    7,187      $10,253,676
 Obligations of state and political subdivisions ..............         9,267,634          220,848           15,502        9,472,980
                                                                      -----------       ----------       ----------      -----------

     Total securities .........................................       $19,351,695       $  397,650       $   22,689      $19,726,656
                                                                      ===========       ==========       ==========      ===========

December 31, 2000:
 U.S. Government agencies & corporations ......................       $ 7,098,958       $    7,573       $   26,734      $ 7,079,797
 Obligations of state and political subdivisions ..............         9,017,801          140,116           16,909        9,141,008
                                                                      -----------       ----------       ----------      -----------

     Total securities .........................................       $16,116,759       $  147,689       $   43,643      $16,220,805
                                                                      ===========       ==========       ==========      ===========



There were no sales of investment securities during 2001 or 2000.

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 4 - INVESTMENT SECURITIES - continued

The amortized cost and estimated market value of investment securities at December 31, 2001 based on their contractual maturities are summarized below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations without penalty.

                                                                  2001
                                                                  ----
                                                                       Estimated
                                                        Amortized        Market
                                                          Cost           Value
                                                          ----           -----
Due within one year ............................     $ 1,010,293     $ 1,013,596
Due after one year but within five years .......      21,261,059      21,659,653
Due after five years but within ten years ......       5,515,363       5,595,891
Due after ten years ............................         164,980         166,196
                                                     -----------     -----------

Total ..........................................     $27,951,695     $28,435,336
                                                     ===========     ===========


At December 31, 2001 and 2000 investment securities with a book value of $11,564,062 and $8,543,148 and a market value of $11,840,108 and $8,523,642, respectively, were pledged as collateral to secure public deposits and for other purposes.


NOTE 5 - LOANS

Loans consisted of the following:

                                                            December 31,
                                                            ------------
                                                       2001              2000
                                                       ----              ----
Real estate ................................       $24,969,988       $23,602,492
Home equity ................................         2,238,060         2,420,481
Commercial and industrial loans ............         4,480,227         5,045,202
Consumer ...................................         8,429,228         8,019,601
All other loans ............................           700,691           716,949
                                                   -----------       -----------

                                                   $40,818,194       $39,804,725
                                                   ===========       ===========


As of December 31, 2001 and 2000, management had placed loans totaling $187,422 and $225,340 in nonaccrual status because the loans were not performing as originally contracted. Loans ninety days or more past due and still accruing interest were $165,472 and $355,233 at December 31, 2001 and 2000, respectively. No impairment has been recognized because management has determined that the discounted value of expected proceeds from the sale of collateral, typically real estate, exceeds the carrying amount of these loans.

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 5 - LOANS - continued

Transactions in the allowance for loan losses are summarized below:

                                           2001            2000           1999
                                           ----            ----           ----
Balance, January 1 ................     $ 387,529      $ 334,209      $ 304,837
Provision charged to expense ......        80,000         75,000         60,000
Charge-offs .......................       (68,744)       (44,871)       (47,445)
Recoveries ........................        18,619         23,191         16,817
                                        ---------      ---------      ---------

Balance, December 31 ..............     $ 417,404      $ 387,529      $ 334,209
                                        =========      =========      =========


The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial position. The contractual or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Standby letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counter-party.

Collateral  held for  commitments to extend credit and standby letters of credit
varies  but  may  include  accounts  receivable,   inventory,  property,  plant,
equipment, and income-producing commercial properties.

The  following  table  summarizes  the  Company's   off-balance-sheet  financial
instruments whose contractual amounts represent credit risk at December 31, 2001 and 2000:

                                                        2001              2000
                                                        ----              ----
Commitments to extend credit ...............        $6,128,656        $5,417,598
Standby letters of credit ..................           295,000           273,000



Management is not aware of any significant concentrations of loans to classes of borrowers or industries that would be affected similarly by economic conditions. At December 31, 2001, the Company was not committed to lend additional funds to borrowers having loans in nonaccrual status.

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment consisted of the following:

                                                             December 31,
                                                             ------------
                                                        2001               2000
                                                        ----               ----
Land .......................................        $  145,185        $  145,185
Buildings and improvements .................           949,343           943,823
Furniture and equipment ....................           474,083           632,497
                                                    ----------        ----------
                                                     1,568,611         1,721,505
Less, accumulated depreciation .............           831,598           948,340
                                                    ----------        ----------

                                                    $  737,013        $  773,165
                                                    ==========        ==========



NOTE 7 - DEPOSITS

At December 31, 2001, the scheduled maturities of time deposits are as follows:

2002                                                                 $27,488,442
2003                                                                   1,450,691
2004                                                                     431,482
2005                                                                      78,722
2006 and thereafter                                                      151,425
                                                                     -----------

                                                                     $29,600,762
                                                                     ===========


Overdrawn deposit accounts in the amount of $65,536 are classified as loans as of December 31, 2001.


NOTE 8 - SHORT-TERM BORROWINGS

Short-term borrowings payable at December 31, 2001 and 2000 consist of federal funds purchased and securities sold under agreements to repurchase which generally mature on a one to thirty day basis. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                         2001            2000
                                                         ----            ----
Average balance during the year ................     $2,811,211      $2,894,137
Average interest rate during the year ..........           3.25%           5.48%
Maximum month-end balance during the year ......     $3,416,845      $4,663,044


Under the terms of the repurchase agreement, the Company sells an interest in securities issued by United States Government Agencies, and the Company agrees to repurchase the same securities the following business day. The securities sold under these agreements are the identical securities on the Company's balance sheet captioned as securities purchased under agreements to resell. As of December 31, 2001, the par value and market value of the securities held by the third-party for the underlying agreements were $3,000,000 and $3,176,326, respectively.

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 9 - RELATED PARTY TRANSACTIONS

Certain parties (principally certain directors and stockholders of the Company, their immediate families and business interests) were loan customers of, and had other transactions in the normal course of business with the Company. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of loans to related parties was $730,652 and $844,208 at December 31, 2001 and 2000, respectively.


NOTE 10 - UNUSED LINES OF CREDIT

As of December 31, 2001, the Company had unused lines of credit to purchase federal funds from other financial institutions totaling $5,750,000. These lines of credit are available on a one to seven day basis for general corporate purposes. The lenders have reserved the right not to renew their respective lines.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company was not involved as defendant in any litigation at December 31, 2001. Management and legal counsel are not aware of any pending or threatened litigation, or unasserted claims or assessments that could result in losses, if any, that would be material to the financial statements.


NOTE 12 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS, OR ADVANCES

South Carolina banking regulations restrict the amount of dividends that can be paid to shareholders. All of the Bank's dividends to Ridgeway Bancshares, Inc. are payable only from the undivided profits of the Bank. At December 31, 2001, the Bank's undivided profits were $6,413,580. The Bank is authorized to pay cash dividends up to 100% of net income in any calendar year without obtaining the prior approval of the Commissioner of Banking provided that the Bank received a composite rating of one or two at the last Federal or State regulatory examination. Under Federal Reserve Board regulations, the amounts of loans or advances from the Bank to the parent company are also restricted.


NOTE 13 - EMPLOYEE BENEFITS

The Company has a contributory defined benefit pension plan, which covers substantially all employees. Employees covered under the plan are eligible to participate after attainment of age 21 and completion of at least 1,000 hours of service, and pension benefits are based on salary and years of service. All employees are fully vested in the plan after 7 years of service. The actuarially determined pension benefits are based on the aggregate method. The Company's funding policy provides that payments to the plan shall be consistent with minimum government funding regulations plus additional amounts, which may be approved by the Company from time to time.

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 13 - EMPLOYEE BENEFITS - continued

Plan assets are stated at fair value and consist primarily of interest-bearing certificates of deposit and U.S. Governments bonds. The table of actuarially computed benefit obligations and net assets of the plan at December 31, 2001, 2000, and 1999 is presented below:




                                                                                   2001                 2000                 1999
                                                                                   ----                 ----                 ----
Benefit obligation ..................................................           $ 727,834            $ 687,651            $ 659,915
Fair Value of plan assets ...........................................             672,394              641,693              646,383
                                                                                ---------            ---------            ---------

Funded status .......................................................           $ (55,440)           $ (45,958)           $ (13,532)
                                                                                =========            =========            =========

Prepaid (unfunded) benefit cost recognized in the
 statement of financial position  ...................................           $  (6,446)           $    (486)           $     537
                                                                                =========            =========            =========

The weighted-average assumptions for 2001 and 2000 are as follows:

                                                         2001              2000
                                                         ----              ----
Discount rate ..............................             7.25%             7.25%
Expected return on plan assets .............             7.25%             7.25%
Rate of compensation increase ..............             5.00%             5.00%

Benefit cost ...............................       $   61,960        $   59,023
Employer contribution ......................           56,000            58,000
Plan participants' contributions ...........                -                 -
Benefits paid ..............................           11,667               476


NOTE 14 - OTHER EXPENSES

Other expenses for the years ended December 31, 2001, 2000, and 1999 are summarized as follows:

                                              2001          2000           1999
                                              ----          ----           ----
Stationery and printing ..............      $ 68,805      $ 59,406      $ 58,258
Postage and freight ..................        72,647        55,881        58,638
Data processing services .............       304,020       194,377       148,930
Intangible costs .....................        42,000        42,000        50,524
Merger expenses ......................        24,529        74,600             -
Other ................................       356,978       319,246       321,190
                                            --------      --------      --------

    Total ............................      $868,979      $745,510      $637,540
                                            ========      ========      ========

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 15 - INCOME TAXES

Income tax expense included in the statement of operations for the years ended December 31, 2001, 2000, and 1999 are summarized as follows:

                                                                                  2001                 2000                  1999
                                                                                  ----                 ----                  ----
Currently payable:
  Federal .........................................................            $ 377,501            $ 353,346             $ 348,060
  State ...........................................................               50,744               48,448                48,420
                                                                               ---------            ---------             ---------
                                                                                 428,245              401,794               396,480
                                                                               ---------            ---------             ---------
Deferred:
  Federal .........................................................               31,329               10,804              (107,687)
  State ...........................................................                4,352                  948               (10,930)
                                                                               ---------            ---------             ---------
                                                                                  35,681               11,752              (118,617)
                                                                               ---------            ---------             ---------

                                                                               $ 463,926            $ 413,546             $ 277,863
                                                                               =========            =========             =========

Income tax expense is allocated as follows:
  To continuing operations ........................................            $ 412,900            $ 375,825             $ 359,800
  To shareholders' equity .........................................               51,026               37,721               (81,937)
                                                                               ---------            ---------             ---------

                                                                               $ 463,926            $ 413,546             $ 277,863
                                                                               =========            =========             =========


Net deferred income taxes of $129,182 and $164,863 were included in other assets at December 31, 2001 and 2000, respectively. Deferred income taxes result from temporary differences in the recognition of certain items of income and expense for tax and financial reporting purposes.

The gross amounts of deferred tax assets and deferred tax liabilities as of December 31, 2001, 2000, and 1999 are as follows:

                                                                                    2001                  2000                1999
                                                                                    ----                  ----                ----
Deferred tax assets:
  Allowance for loan losses .........................................             $160,701             $149,199             $128,670
  Available-for-sale securities .....................................                    -               10,814               48,535
  Organizational expense ............................................                6,211                8,281               10,219
  Other .............................................................                2,482                  187                    -
                                                                                  --------             --------             --------
    Total deferred tax assets .......................................              169,394              168,481              187,424
                                                                                  --------             --------             --------

Deferred tax liabilities:
  Accumulated accretion and amortization
   on investment securities  ........................................                    -                3,618               10,603
  Available-for-sale securities .....................................               40,212                    -                    -
  Other .............................................................                    -                    -                  206
                                                                                  --------             --------             --------
    Total deferred tax liabilities ..................................               40,212                3,618               10,809
                                                                                  --------             --------             --------

    Net deferred tax asset ..........................................             $129,182             $164,863             $176,615
                                                                                  ========             ========             ========

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 15 - INCOME TAXES - continued

Deferred tax assets represent the future tax benefit of deductible differences and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. Management has determined that it is more likely than not that the entire deferred tax asset at December 31, 2001 will be realized, and accordingly, has not established a valuation allowance.

A reconciliation between the income tax expense for the years ended December 31, 2001, 2000, and 1999 and the amount computed by applying the Federal statutory rate of 34% to income before income taxes follows:

                                                                                     2001                2000                1999
                                                                                     ----                ----                ----
Tax expense at statutory rate ..........................................          $ 510,353           $ 477,545           $ 465,628
State income tax, net of Federal income tax effect .....................             33,998              32,601              27,671
Tax exempt interest income .............................................           (156,687)           (155,113)           (154,188)
Disallowed interest expense ............................................             20,398              21,659              18,075
Other, net .............................................................              4,838                (867)              2,614
                                                                                  ---------           ---------           ---------

     Total .............................................................          $ 412,900           $ 375,825           $ 359,800
                                                                                  =========           =========           =========



NOTE 16 - REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum ratios (set forth in the table below) of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital of the Company and the Bank consists of common shareholders' equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital.

The Company and the Bank are also required to maintain capital at a minimum level based on average assets (as defined), which is known as the leverage ratio. Only the strongest institutions are allowed to maintain capital at the minimum requirement. All others are subject to maintaining ratios 1% to 2% above the minimum.

As of the most recent regulatory examination, the Bank was deemed well-capitalized under the regulatory framework for prompt corrective action. To be categorized well capitalized, the Bank must maintain total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events that management believes have changed the Bank's categories.

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 16 - REGULATORY MATTERS - continued

The following table summarizes the capital amounts and ratios of the Bank and the regulatory minimum requirements at December 31, 2001 and 2000.

                                                                                                                     To Be Well-
                                                                                                                 Capitalized Under
                                                                                           For Capital           Prompt Corrective
                                                                     Actual             Adequacy Purposes        Action Provisions
                                                                     ------             -----------------        -----------------
                                                              Amount         Ratio     Amount        Ratio     Amount        Ratio
                                                              ------         -----     ------        -----     ------        -----
December 31, 2001
 Total capital (to risk-weighted assets) ...............       $8,721         20.26%    $3,444         8.00%    $4,305        10.00%
 Tier 1 capital (to risk-weighted assets) ..............        8,304         19.29%     1,722         4.00%     2,583         6.00%
 Tier 1 capital (to average assets) ....................        8,304         10.69%     3,107         4.00%     3,884         5.00%

December 31, 2000
 Total capital (to risk-weighted assets) ...............       $7,879         21.18%    $2,976         8.00%    $3,720        10.00%
 Tier 1 capital (to risk-weighted assets) ..............        7,492         20.14%     1,488         4.00%     2,232         6.00%
 Tier 1 capital (to average assets) ....................        7,492         10.40%     2,881         4.00%     3,602         5.00%


The Federal Reserve Board has similar requirements for bank holding companies. The Company is currently not subject to these requirements because the Federal Reserve guidelines contain an exemption for bank holding companies with less than $150,000,000 in consolidated assets.

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 17 - RIDGEWAY BANCSHARES, INC. (PARENT COMPANY ONLY)

Presented below are the condensed financial statements for Ridgeway Bancshares, Inc. (Parent Company Only).

                                 Balance Sheets
                           December 31, 2001 and 2000

                                                                                                     2001                    2000
                                                                                                     ----                    ----
Assets
  Cash ...........................................................................               $    5,240               $    3,458
  Investment in banking subsidiary ...............................................                8,682,048                7,827,028
  Other assets ...................................................................                    8,213                    9,996
                                                                                                 ----------               ----------

        Total assets .............................................................               $8,695,501               $7,840,482
                                                                                                 ==========               ==========

Liabilities and Shareholders' equity
  Liabilities ....................................................................               $        -               $        -

  Shareholders' equity ...........................................................                8,695,501                7,840,482
                                                                                                 ----------               ----------

        Total liabilities and shareholders' equity ...............................               $8,695,501               $7,840,482
                                                                                                 ==========               ==========



                            Statements of Operations
             For the years ended December 31, 2001, 2000, and 1999

                                                                                      2001              2000                 1999
                                                                                      ----              ----                 ----
Income
  Dividends from banking subsidiary ...................................         $   320,000         $   310,000        $          -

Expenses
  Other expenses ......................................................                   -                   -              26,542
                                                                                -----------         -----------        ------------

Income (loss) before income taxes and equity in
  undistributed earnings of banking subsidiary  .......................             320,000             310,000             (26,542)

  Income tax benefit ..................................................                   -                 175               9,821

  Equity in undistributed earnings of banking subsidiary ..............             768,139             718,543           1,026,415
                                                                                -----------         -----------        ------------

Net income ............................................................         $ 1,088,139         $ 1,028,718         $ 1,009,694
                                                                                ===========         ===========         ===========

                            RIDGEWAY BANCSHARES, INC.

                   Notes to Consolidated Financial Statements


NOTE 17 - RIDGEWAY BANCSHARES, INC. (PARENT COMPANY ONLY) - continued

                           Statements of Cash Flows
             For the Years Ended December 31, 2001, 2000, and 1999

                                                                                      2001              2000               1999
                                                                                      ----              ----               ----
Cash flows from operating activities:
  Net income ...........................................................        $ 1,088,139         $ 1,028,718         $ 1,009,694
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Equity in undistributed earnings of banking subsidiary .............           (768,139)           (718,543)         (1,026,415)
    Decrease (increase) in other assets ................................              1,782                (175)             (9,821)
    (Decrease) increase in other liabilities ...........................                  -             (26,542)             26,542
                                                                                -----------         -----------         -----------
      Net cash provided by operating activities ........................            321,782             283,458                   -
                                                                                -----------         -----------         -----------

Cash flows from financing activities:
  Cash dividends paid ..................................................           (320,000)           (280,000)                  -
                                                                                -----------         -----------         -----------
    Net cash used by financing activities ..............................           (320,000)           (280,000)                  -
                                                                                -----------         -----------         -----------

Increase in cash .......................................................              1,782               3,458                   -

Cash, beginning ........................................................              3,458                   -                   -
                                                                                -----------         -----------         -----------

Cash, ending ...........................................................        $     5,240         $     3,458         $          -
                                                                                ===========         ===========         ===========

                            RIDGEWAY BANCSHARES, INC
                      Condensed Consolidated Balance Sheet

          (Dolllars in thousands)                                                                         UNAUDITED
                                                                                                          June 30,      December 31,
          ASSETS                                                                                            2002           2001
                                                                                                            ----           ----

Cash and due from other financial institutions:
     Non-interest bearing ........................................................................        $  3,085         $  3,494
     Federal funds sold ..........................................................................           6,541            5,334
                                                                                                          --------         --------
          Total cash and cash equivalents ........................................................           9,626            8,828
Interest bearing deposits in other banks .........................................................             148              148
Investment securities:
     Securities held to maturity .................................................................          15,891           19,352
     Securities available for sale ...............................................................           8,236            8,709

Loans ............................................................................................          43,883           40,818
     Less, allowance for loan losses .............................................................            (441)            (417)
                                                                                                          --------         --------
          Net loans ..............................................................................          43,442           40,401
                                                                                                          --------         --------

Premises and equipment ...........................................................................             710              737
Other intangible assets ..........................................................................             291              312
Other assets .....................................................................................             996              853
                                                                                                          --------         --------

          Total assets ...........................................................................        $ 79,340         $ 79,340
                                                                                                          ========         ========

          LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
     Non-interest bearing ........................................................................        $ 10,309         $ 10,267
     Interest bearing ............................................................................          56,224           57,095
                                                                                                          --------         --------
          Total deposits .........................................................................          66,533           67,362
Federal funds purchased and securities
     sold under agreements to repurchase .........................................................           3,600            3,134
Other liabilities ................................................................................           3,749              156
                                                                                                          --------         --------
          Total liabilities ......................................................................          73,882           70,652
                                                                                                          --------         --------

Shareholders' equity:
     Common stock
          $5 par, authorized shares, issued and outstanding 40,000 in 2002 and 2001 ..............             200              200
     Surplus .....................................................................................           2,000            2,000
     Retained earnings ...........................................................................           3,166            6,416
     Accumulated other comprehensive income ......................................................              92               72
                                                                                                          --------         --------
          Total shareholders' equity .............................................................           5,458            8,688
                                                                                                          --------         --------

          Total liabilities and shareholders' equity .............................................        $ 79,340         $ 79,340
                                                                                                          ========         ========

                           RIDGEWAY BANCSHARES, INC.
                   Condensed Consolidated Statements of Income
                                  (Unaudited)

                                                                              Six Months Ended                Three Months Ended
                                                                                  June 30,                          June 30,
                                                                            2002            2001            2002              2001
                                                                            ----            ----            ----              ----
Interest income:
  Loans, including fees ........................................          $ 1,636          $ 1,872          $   820          $   947
  Debt securities: .............................................              625              659              290              343
  Federal funds sold and securites .............................               70              148               45               64
   purchased under agreements to resell
  Time deposits with other banks ...............................                4                4                2                2
                                                                          -------          -------          -------          -------
       Total ...................................................            2,335            2,683            1,156            1,356
                                                                          -------          -------          -------          -------

Interest expense:
  Deposit accounts .............................................              647            1,114              308              548
  Federal funds purchased and securities sold ..................               14               55                7               34
                                                                          -------          -------          -------          -------
   under agreement to repurchase
       Total ...................................................              661            1,169              315              572
                                                                          -------          -------          -------          -------

Net interest income ............................................            1,674            1,514              841              784

Provision for loan losses ......................................               72               36               51               18
                                                                          -------          -------          -------          -------

Net interest income after provision for loan losses.............            1,602            1,478              790              766
                                                                          -------          -------          -------          -------

Other operating income:
  Service charges on deposit accounts ..........................              291              285              153              148
  Other ........................................................               67               79               24               29
                                                                          -------          -------          -------          -------
       Total ...................................................              358              364              177              177
                                                                          -------          -------          -------          -------

Other operating expenses:
  Salaries and employee benefits ...............................              635              600              326              304
  Net occupancy and equipment expense ..........................               96              108               47               53
    Amortization of intangible assets ..........................               21               21               10               10
  Other ........................................................              603              389              320              202
                                                                          -------          -------          -------          -------
       Total ...................................................            1,355            1,118              703              569
                                                                          -------          -------          -------          -------

Income before income taxes .....................................              605              724              264              374

Income tax expense .............................................              195              203               90              104
                                                                          -------          -------          -------          -------

Net income .....................................................          $   410          $   521          $   174          $   270
                                                                          =======          =======          =======          =======

Earnings per share
   Weighted average common shares outstanding ..................           40,000           40,000           40,000           40,000
   Net income ..................................................          $ 10.25          $ 13.03          $  4.35          $  6.75

                            RIDGEWAY BANCSHARES, INC
                Condensed Consolidated Statements of Cash Flows
                                  (Unaudiated)

                                                                                                         Six Months Ended June 30,
 (Dollars in thousands)                                                                                   2002               2001
                                                                                                          ----               ----
Cash flows from operating activities:
  Net income ...............................................................................          $     410           $     521
  Adjustments to reconcile net income to net cash (used) provided by operating activities:
   Depreciation and amortization ...........................................................                 57                  65
   Provision for loan losses ...............................................................                 72                  36
   Premium amortization less accretion .....................................................                  9                 (10)
  Changes in operating assets and liabilities: .............................................               (143)                  6
   Increase (decrease) in other liabilities ................................................              3,593                  86
                                                                                                      ---------           ---------
      Net cash (used) provided by operating activities .....................................              3,998                 704
                                                                                                      ---------           ---------

Cash flows from investing activities:
  Proceeds from maturities of securities available-for-sale ................................              4,000               5,500
  Purchases of securities available-for-sale ...............................................             (3,507)             (6,978)
  Proceeds from maturities of securities held-to-maturity ..................................              3,577               1,826
  Purchases of securities held-to-maturity .................................................               (125)             (1,104)
  Net increase in loans to customers .......................................................             (3,113)               (770)
  Net increase in time deposits with other banks ...........................................                  -                 (11)
  Purchases of premises and equipment ......................................................                 (9)                (47)
                                                                                                      ---------           ---------
    Net cash (used) provided by investing activities .......................................                823              (1,584)
                                                                                                      ---------           ---------

Cash flows from financing activities:
  Net increase (decrease) in demand and time deposits ......................................               (829)                617
  Net increase (decrease) in federal funds purchased and securities sold ...................                466                 514
   under repurchase agreements
  Cash dividends paid ......................................................................             (3,660)               (160)
                                                                                                      ---------           ---------
   Net cash provided by financing activities ...............................................             (4,023)                971
                                                                                                      ---------           ---------

Net increase in cash and cash equivalents ..................................................                798                  91

Cash and cash equivalents, beginning of period .............................................              8,828               8,942
                                                                                                      ---------           ---------

Cash and cash equivalents, end of period ...................................................          $   9,626           $   9,033
                                                                                                      =========           =========


(b)  Pro forma financial information.

     The following pro forma financial information is included with this filing.

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

            The following unaudited pro forma combined condensed balance sheet as of June 30, 2002 and unaudited pro forma combined statements of income for the six months ended June 30, 2002 and the year ended December 31, 2001 combine the historical financial statements of Community Bankshares and Ridgeway
Bancshares. The pro forma combined condensed statements give effect to the merger of Ridgeway Bancshares into Community Bankshares as if the merger occurred on June 30, 2002 with respect to the balance sheet and on January 1, 2002 or January 1, 2001, respectively, with respect to the statements of income for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively. The pro forma combined condensed statements give effect to the proposed merger under the purchase method of accounting.

            The purchase method of accounting requires that all of Ridgeway Bancshares assets and liabilities be adjusted to their estimated fair market values as of the date of acquisition. For purposes of the pro forma combined condensed statements, fair market value of June 30, 2002 assets and liabilities has been estimated by management of Community Bankshares using market information on July 30, 2002. Accordingly, these adjustments are only approximations.

            The pro forma combined condensed statements also contain adjustments based on assumed interest rates and estimates by Community Bankshares management regarding changes in revenues and expenses that management believes will be achieved after consummation of the merger. Of course, there can be no assurance that such changes will be of the magnitude estimated or that they will occur at all.

            The pro forma financial statements are provided for informational purposes. The pro forma combined condensed statements of income are not necessarily indicative of actual results that would have been achieved had the merger been consummated at the beginning of the periods presented, and is not indicative of future results.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  June 30, 2002
                             (Dollars in thousands)

                                                                                                                           Community
                                                                                                                          Bankshares
                                                                   Community         Ridgeway                              Pro Forma
                                                                   Bankshares       Bancshares           Adjustments       Combined
                                                                   ----------       ----------           -----------       --------
ASSETS
      Cash and federal funds .............................        $ 23,482           $  9,774           $ (4,150)(1)        $ 29,106
      Investments ........................................          40,950             24,051                676(2)           65,677
      Loans, net of allowance ............................         251,993             43,442                636(2)          296,071
      Premises and equipment .............................           5,461                710                311(2)            6,482
      Goodwill ...........................................             921                                 3,061(3)           3,982
      Core deposit intangible ............................                                                 3,698(4)           3,698
      Other assets .......................................           3,076              1,271               (454)              3,893
                                                                  --------           --------           --------            --------

            Total assets .................................        $325,883           $ 79,248           $  3,778            $408,909
                                                                  ========           ========           ========            ========

LIABILITIES AND EQUITY
      Deposits ...........................................        $260,808           $ 66,534           $    163(2)         $327,505
      Short-term borrowings ..............................          13,246              3,600                                 16,846
      Long-term borrowings ...............................          20,280                  -                                 20,280
      Other liabilities ..................................           2,081              3,749             (2,890)(1)           2,940
      Shareholder equity .................................          29,468              5,365              6,505(5)           41,338
                                                                  --------           --------           --------            --------

            Total liabilities and equity .................        $325,883           $ 79,248           $  3,778            $408,909
                                                                  ========           ========           ========            ========

(1) To record payment of $4 million to Ridgeway shareholders and $150,000 in estimated direct costs associated with purchase.
(2)  To record estimated market value adjustment.
(3)  To record goodwill resulting from purchase.
(4)  To record estimated core deposit intangible.
(5) To record issuance of $12.52 million in Community Bankshares common stock and elimination of $5.365 million in Ridgeway Bancshares equity.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                         Six Months Ended June 30, 2002
                             (Dollars in thousands)

                                                                                                                          Community
                                                                                                                          Bankshares
                                                             Community         Ridgeway                                   Pro Forma
                                                             Bankshares       Bancshares           Adjustments            Combined
                                                             ----------       ----------           -----------            --------

Interest income .................................           $  9,764            $  2,335            $    (30)(1)           $ 12,069
Interest expense ................................             (3,870)               (661)                                    (4,531)
                                                            --------            --------            --------               --------
      Net interest income .......................              5,894               1,674                 (30)(1)              7,538
Provision for loan losses .......................               (358)                (72)               (430)
Other income ....................................              3,437                 358                 150 (2)              3,945
Other expenses ..................................             (5,323)             (1,355)                 (3)(3)             (6,681)
                                                            --------            --------            --------               --------
      Income before taxes .......................              3,650                 605                 117                  4,372
Income taxes ....................................             (1,314)               (195)                (40)(4)             (1,549)
                                                            --------            --------            --------               --------

      Net income ................................           $  2,336            $    410            $     77               $  2,823
                                                            ========            ========            ========               ========

(1) To record opportunity cost of $4,000,000 in cash disbursed at an assumed federal funds rate of 1.5%.
(2)  To record estimated income from introduction of new products.
(3)  To  record  estimated   reduction  in  operating  expenses   subsequent  to
     consummation of the merger and amortization of core deposit intangible.
(4)  To record estimated tax effect of projected income increase.


           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                          Year Ended December 31, 2001
                             (Dollars in thousands)

                                                                                                                          Community
                                                                                                                          Bankshares
                                                             Community         Ridgeway                                   Pro Forma
                                                             Bankshares       Bancshares           Adjustments            Combined
                                                             ----------       ----------           -----------            --------

Interest income .................................           $ 21,201            $  5,229            $    (60)(1)           $ 26,370
Interest expense ................................            (10,261)             (2,113)                  -                (12,374)
                                                            --------            --------            --------               --------
      Net interest income .......................             10,940               3,116                 (60)                13,996
Provision for loan losses .......................               (650)                (80)                  -                   (730)
Other income ....................................              3,584                 743                 300 (2)              4,627
Other expenses ..................................             (7,810)             (2,279)                 (6)(3)            (10,095)
                                                            --------            --------            --------               --------
      Income before taxes .......................              6,064               1,500                 234                  7,798
Income taxes ....................................             (2,156)               (413)                (80)(4)             (2,649)
                                                            --------            --------            --------               --------

      Net income ................................           $  3,908            $  1,087            $    154               $  5,149
                                                            ========            ========            ========               ========

(1) To record opportunity cost of $4,000,000 in cash disbursed at an assumed federal funds rate of 1.5%.
(2)  To record estimated income from introduction of new products.
(3)  To  record  estimated   reduction  in  operating  expenses   subsequent  to
     consummation of the merger and amortization of core deposit intangible.
(4)  To record estimated tax effect of projected income increase.

(c)  Exhibits:

     Exhibit No.
     from Item
     601 of Reg. S-K     Description
     ---------------     -----------

          2 Agreement and Plan of Merger between Community Bankshares, Inc. and Ridgeway Bancshares, Inc. (incorporated by reference to Exhibit 2 to Registration Statement on Form S-4, File No. 333-81900)

          23            Consent of Tourville, Simpson & Caskey, L.L.P.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           COMMUNITY BANKSHARES, INC.
                                           -------------------------------------
                                                   (Registrant)


                                                William W. Traynham
Date: September 16, 2002                    By:---------------------------------
                                                William W. Traynham
                                                President

                                  EXHIBIT INDEX

     Exhibit No.
     from Item
     601 of Reg. S-K     Description
     ---------------     -----------

         2 Agreement and Plan of Merger between Community Bankshares, Inc. and Ridgeway Bancshares, Inc. (incorporated by reference to Exhibit 2 to Registration Statement on Form S-4, File No. 333-81900)

         23             Consent of Tourville, Simpson & Caskey, L.L.P.